Exhibit 99.1

SiriusXM Reports First Quarter 2015 Results

●	First Quarter Revenue Increases 8% to $1.08 Billion
●	Net Income Climbs 12% to $106 Million
●	Adjusted EBITDA Jumps 19% to a Record $399 Million
●	Free Cash Flow Reaches $276 Million, up 24%
●	Company Increases 2015 Guidance for Revenue and Subscribers

NEW YORK – April 28, 2015 – SiriusXM today announced first quarter 2015 operating and financial results, including record first quarter revenue of $1.08 billion, up 8% versus the first quarter of 2014.

Net income was $106 million, up 12% from $94 million in the first quarter of 2014. Net income per diluted common share was $0.02 in the first quarter of 2015 and 2014. Adjusted EBITDA was $399 million in the first quarter of 2015, up 19% from $335 million in the first quarter of 2014.

“The year is off to a fantastic start at SiriusXM. We are increasing our subscriber guidance to approximately 1.4 million net additions and revenue guidance to approximately $4.47 billion after reporting our best first quarter for self-pay subscriber additions since 2008. Our results demonstrate that SiriusXM’s bundle of live news and sports, exclusive talk and comedy, and curated, commercial-free music is resonating with more and more consumers every day,” said Jim Meyer, Chief Executive Officer, SiriusXM.

“This month, we have aired great live performances from the Coachella music festival and exclusive programming from the Masters golf tournament. Later this year, we will introduce new channels led by Andy Cohen and Pitbull. We continually seek to add new and exclusive talent, shows, and channels that speak to our growing base of paying subscribers,” added Meyer.

FIRST QUARTER 2015 HIGHLIGHTS

●	Subscriber growth off to a strong start. SiriusXM added 431 thousand net new subscribers in the first quarter, a 61% increase from the 267 thousand net new subscribers added in the first quarter of 2014. Self-pay net subscriber additions were 394 thousand in the first quarter of 2015 compared to 173 thousand in the first quarter of 2014. Marking the strongest first quarter for self-pay subscriber growth since 2008.
●	First quarter EBITDA climbs 19%. Adjusted EBITDA of $399 million in the first quarter of 2015 was the highest quarterly amount in the company’s history, an increase of 19% over the $335 million reported in the first quarter of 2014. Adjusted EBITDA margin was 37%, also the highest in the company’s history.

●	Free cash flow per diluted share climbs strongly. Free cash flow of $276 million was up 24% from $223 million in the first quarter of 2014. Driven by higher cash flow and a lower share count from the share repurchase program, free cash flow per diluted share climbed an even stronger 36% to 4.9 cents in the first quarter of 2015, up from 3.6 cents in the first quarter of 2014.

“We repurchased 144 million shares for $534 million during the first quarter and continue to see our shares as an attractive investment. With our growing free cash flow, the successful placement of $1 billion of 5.375% Senior Notes in March, and $1.25 billion of unused revolver capacity, we have plenty of liquidity to continue returning capital to shareholders while maintaining prudent leverage. In just over two years since we began our capital return program with a special dividend, we have paid our shareholders nearly $5.3 billion and retired nearly 22% of our then outstanding shares,” noted David Frear, Chief Financial Officer, SiriusXM.

INCREASED 2015 GUIDANCE

The company increased its 2015 guidance for revenue and subscribers, originally given on January 7, 2015, and reiterated its guidance for adjusted EBITDA and free cash flow:

●	Net subscriber additions of approximately 1.4 million,
●	Revenue of approximately $4.47 billion,
●	Adjusted EBITDA of approximately $1.6 billion, and
●	Free cash flow of approximately $1.25 billion.

FIRST QUARTER 2015 RESULTS

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

(UNAUDITED)

	For the Three Months Ended March 31,
(in thousands, except per share data)	2015	2014

Revenue:
Subscriber revenue	$911,470	$851,436
Advertising revenue	26,873	22,214
Equipment revenue	24,841	23,978
Other revenue	117,806	100,083
Total revenue	1,080,990	997,711
Operating expenses:
Cost of services:
Revenue share and royalties	212,978	195,411
Programming and content	71,146	74,870
Customer service and billing	92,097	91,069
Satellite and transmission	21,304	21,380
Cost of equipment	8,845	7,804
Subscriber acquisition costs	122,260	123,022
Sales and marketing	78,744	76,327
Engineering, design and development	14,960	15,911
General and administrative	79,823	76,243
Depreciation and amortization	65,027	68,267
Total operating expenses	767,184	750,304
Income from operations	313,806	247,407
Other income (expense):
Interest expense, net of amounts capitalized	(69,908)	(54,092)
Interest and investment income	981	4,349
Loss on change in value of derivatives	-	(27,023)
Other (loss) income	(258)	95
Total other expense	(69,185)	(76,671)
Income before income taxes	244,621	170,736
Income tax expense	(138,929)	(76,748)
Net income	$105,692	$93,988
Foreign currency translation adjustment, net of tax	-	118
Total comprehensive income	$105,692	$94,106
Net income per common share:
Basic	$0.02	$0.02
Diluted	$0.02	$0.02
Weighted average common shares outstanding:
Basic	5,570,748	6,094,784
Diluted	5,639,838	6,173,848

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	As of March 31,	As of December 31,
	2015	2014
(in thousands, except per share data)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$482,043	$147,724
Receivables, net	219,421	220,579
Inventory, net	22,937	19,397
Prepaid expenses	135,960	116,336
Related party current assets	3,374	4,344
Deferred tax asset	937,767	1,038,603
Other current assets	2,242	2,763
Total current assets	1,803,744	1,549,746
Property and equipment, net	1,477,657	1,510,112
Long-term restricted investments	9,888	5,922
Deferred financing fees, net	12,909	12,021
Intangible assets, net	2,631,823	2,645,046
Goodwill	2,205,107	2,205,107
Related party long-term assets	-	3,000
Long-term deferred tax asset	402,279	437,736
Other long-term assets	6,602	6,819
Total assets	$8,550,009	$8,375,509
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$548,863	$587,755
Accrued interest	67,750	80,440
Current portion of deferred revenue	1,668,484	1,632,381
Current portion of deferred credit on executory contracts	558	1,394
Current maturities of long-term debt	7,546	7,482
Related party current liabilities	4,860	4,340
Total current liabilities	2,298,061	2,313,792
Deferred revenue	156,102	151,901
Long-term debt	5,101,886	4,493,863
Related party long-term liabilities	12,925	13,635
Other long-term liabilities	92,857	92,481
Total liabilities	7,661,831	7,065,672
Stockholders’ equity:
Common stock, par value $0.001; 9,000,000 shares authorized; 5,513,664 and 5,653,529 shares issued; 5,507,239 and 5,646,119 outstanding at March 31, 2015 and December 31, 2014, respectively	5,514	5,653
Accumulated other comprehensive loss, net of tax	(402)	(402)
Additional paid-in capital	6,243,166	6,771,554
Treasury stock, at cost; 6,425 and 7,410 shares of common stock at March 31, 2015 and December 31, 2014, respectively	(24,858)	(26,034)
Accumulated deficit	(5,335,242)	(5,440,934)
Total stockholders’ equity	888,178	1,309,837
Total liabilities and stockholders’ equity	$8,550,009	$8,375,509

SIRIUS XM HOLDINGS INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months Ended March 31,
(in thousands)	2015	2014
Cash flows from operating activities:
Net income	$105,692	$93,988
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	65,027	68,267
Non-cash interest expense, net of amortization of premium	1,852	5,231
Provision for doubtful accounts	10,885	10,634
Amortization of deferred income related to equity method investment	(694)	(694)
Gain on unconsolidated entity investments, net	-	(4,326)
Dividend received from unconsolidated entity investment	3,778	4,222
Loss on change in value of derivatives	-	27,023
Share-based payment expense	19,417	18,240
Deferred income taxes	136,294	74,565
Other non-cash purchase price adjustments	(836)	(945)
Changes in operating assets and liabilities:
Receivables	(9,727)	(11,080)
Inventory	(3,540)	(5,124)
Related party assets	192	654
Prepaid expenses and other current assets	(19,102)	(15,682)
Other long-term assets	215	718
Accounts payable and accrued expenses	(27,918)	(68,168)
Accrued interest	(12,690)	15,291
Deferred revenue	40,304	34,861
Related party liabilities	503	177
Other long-term liabilities	377	3,538
Net cash provided by operating activities	310,029	251,390

Cash flows from investing activities:
Additions to property and equipment	(29,831)	(28,601)
Purchases of restricted and other investments	(3,966)	-
Acquisition of business, net of cash acquired	-	1,144
Net cash used in investing activities	(33,797)	(27,457)

Cash flows from financing activities:
Proceeds from exercise of stock options	-	259
Taxes paid in lieu of shares issued for stock-based compensation	(12,711)	(4,229)
Proceeds from long-term borrowings and revolving credit facility, net of costs	1,263,745	-
Repayment of long-term borrowings and revolving credit facility	(657,731)	(152,528)
Common stock repurchased and retired	(535,216)	(81,069)
Net cash provided by (used in) financing activities	58,087	(237,567)
Net increase (decrease) in cash and cash equivalents	334,319	(13,634)
Cash and cash equivalents at beginning of period	147,724	134,805
Cash and cash equivalents at end of period	$482,043	$121,171

Key Operating Metrics

The following table contains our key operating metrics based on our adjusted results of operations for the three months ended March 31, 2015 and 2014, respectively. Subscribers and subscription related revenues and expenses associated with our connected vehicle services are not included in our subscriber count or subscriber-based operating metrics:

	Unaudited
	For the Three Months Ended March 31,
(in thousands, except per subscriber and per installation amounts)	2015	2014
Self-pay subscribers	22,917	21,255
Paid promotional subscribers	4,826	4,571
Ending subscribers (a)	27,742	25,826

Self-pay subscribers	394	173
Paid promotional subscribers	37	93
Net additions (a)	431	267

Daily weighted average number of subscribers	27,406	25,602

Average self-pay monthly churn	1.8%	1.9%

New vehicle consumer conversion rate	40%	42%

ARPU	$12.26	$12.18
SAC, per installation	$33	$35
Customer service and billing expenses, per average subscriber	$1.01	$1.09
Free cash flow	$276,232	$222,789
Adjusted EBITDA	$399,227	$334,782

(a) Note: Amounts may not sum as a result of rounding.

Glossary

Adjusted EBITDA - EBITDA is defined as net income before interest and investment income (loss); interest expense, net of amounts capitalized; income tax expense and depreciation and amortization. We adjust EBITDA to exclude the impact of other income and expense, loss on extinguishment of debt, loss on change in value of derivatives as well as certain other charges discussed below. This measure is one of the primary Non-GAAP financial measures on which we (i) evaluate the performance of our businesses, (ii) base our internal budgets and (iii) compensate management. Adjusted EBITDA is a Non-GAAP financial performance measure that excludes (if applicable): (i) certain adjustments as a result of the purchase price accounting for the merger of Sirius and XM, (ii) depreciation and amortization and (iii) share-based payment expense. The purchase price accounting adjustments include: (i) the elimination of deferred revenue associated with the investment in XM Canada, (ii) recognition of deferred subscriber revenues not recognized in purchase price accounting, and (iii) elimination of the benefit of deferred credits on executory contracts, which are primarily attributable to third party arrangements with an OEM and programming providers. We believe adjusted EBITDA is a useful measure of the underlying trend of our operating performance, which provides useful information about our business apart from the costs associated with our physical plant, capital structure and purchase price accounting. We believe investors find this Non-GAAP financial measure useful when analyzing our results and comparing our operating performance to the performance of other communications, entertainment and media companies. We believe investors use current and projected adjusted EBITDA to estimate our current and prospective enterprise value and to make investment decisions. Because we fund and build-out our satellite radio system through the periodic raising and expenditure of large amounts of capital, our results of operations reflect significant charges for depreciation expense. The exclusion of depreciation and amortization expense is useful given significant variation in depreciation and amortization expense that can result from the potential variations in estimated useful lives, all of which can vary widely across different industries or among companies within the same industry. We also believe the exclusion of share-based payment expense is useful given share-based payment expense is not directly related to the operational conditions of our business.

Adjusted EBITDA has certain limitations in that it does not take into account the impact to our statements of comprehensive income of certain expenses, including share-based payment expense and certain purchase price accounting for the merger of Sirius and XM. We endeavor to compensate for the limitations of the Non-GAAP measure presented by also providing the comparable GAAP measure with equal or greater prominence and descriptions of the reconciling items, including quantifying such items, to derive the Non-GAAP measure. Investors that wish to compare and evaluate our operating results after giving effect for these costs, should refer to net income as disclosed in our unaudited consolidated statements of comprehensive income. Since adjusted EBITDA is a Non-GAAP financial performance measure, our calculation of adjusted EBITDA may be susceptible to varying calculations; may not be comparable to other similarly titled measures of other companies; and should not be considered in isolation, as a substitute for, or superior to measures of financial performance prepared in accordance with GAAP. The reconciliation of net income to the adjusted EBITDA is calculated as follows (in thousands):

	Unaudited
	For the Three Months Ended March 31,
	2015	2014
Net income (GAAP):	$105,692	$93,988
Add back items excluded from Adjusted EBITDA:
Purchase price accounting adjustments:
Revenues	1,813	1,813
Operating expenses	(836)	(945)
Share-based payment expense (GAAP)	19,417	18,240
Depreciation and amortization (GAAP)	65,027	68,267
Interest expense, net of amounts capitalized (GAAP)	69,908	54,092
Interest and investment income (GAAP)	(981)	(4,349)
Loss on change in value of derivatives (GAAP)	-	27,023
Other loss (income) (GAAP)	258	(95)
Income tax expense (GAAP)	138,929	76,748
Adjusted EBITDA	$399,227	$334,782

Adjusted Revenues and Operating Expenses - We define this Non-GAAP financial measure as our actual revenues and operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM and share-based payment expense. We use this Non-GAAP financial measure to manage our business, to set operational goals and as a basis for determining performance-based compensation for our employees. The following tables reconcile our actual revenues and operating expenses to our adjusted revenues and operating expenses for the three months ended March 31, 2015 and 2014:

	Unaudited For the Three Months Ended March 31, 2015
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$911,470	$-	$-	$911,470
Advertising revenue	26,873	-	-	26,873
Equipment revenue	24,841	-	-	24,841
Other revenue	117,806	1,813	-	119,619
Total revenue	$1,080,990	$1,813	$-	$1,082,803
Operating expenses
Cost of services:
Revenue share and royalties	$212,978	$-	$-	$212,978
Programming and content	71,146	836	(2,227)	69,755
Customer service and billing	92,097	-	(695)	91,402
Satellite and transmission	21,304	-	(937)	20,367
Cost of equipment	8,845	-	-	8,845
Subscriber acquisition costs	122,260	-	-	122,260
Sales and marketing	78,744	-	(3,744)	75,000
Engineering, design and development	14,960	-	(2,134)	12,826
General and administrative	79,823	-	(9,680)	70,143
Depreciation and amortization (a)	65,027	-	-	65,027
Share-based payment expense	-	-	19,417	19,417
Total operating expenses	$767,184	$836	$-	$768,020

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended March 31, 2015 was $9,000.

	Unaudited For the Three Months Ended March 31, 2014
(in thousands)	As Reported	Purchase Price Accounting Adjustments	Allocation of Share-based Payment Expense	Adjusted

Revenue:
Subscriber revenue	$851,436	$-	$-	$851,436
Advertising revenue	22,214	-	-	22,214
Equipment revenue	23,978	-	-	23,978
Other revenue	100,083	1,813	-	101,896
Total revenue	$997,711	$1,813	$-	$999,524
Operating expenses
Cost of services:
Revenue share and royalties	$195,411	$-	$-	$195,411
Programming and content	74,870	945	(2,215)	73,600
Customer service and billing	91,069	-	(577)	90,492
Satellite and transmission	21,380	-	(946)	20,434
Cost of equipment	7,804	-	-	7,804
Subscriber acquisition costs	123,022	-	-	123,022
Sales and marketing	76,327	-	(3,566)	72,761
Engineering, design and development	15,911	-	(1,926)	13,985
General and administrative	76,243	-	(9,010)	67,233
Depreciation and amortization (a)	68,267	-	-	68,267
Share-based payment expense	-	-	18,240	18,240
Total operating expenses	$750,304	$945	$-	$751,249

(a) Purchase price accounting adjustments included above exclude the incremental depreciation and amortization associated with the $785,000 stepped up basis in property, equipment and intangible assets as a result of the merger of Sirius and XM. The increased depreciation and amortization for the three months ended March 31, 2014 was $10,000.

Adjusted Cash Operating Expenses - We define this Non-GAAP financial measure as our actual operating expenses adjusted to exclude the impact of certain purchase price accounting adjustments from the merger of Sirius and XM, depreciation and amortization expense, and share-based payment expense. The following table reconciles our actual operating expenses to our adjusted cash operating expenses for the three months ended March 31, 2015 and 2014:

	Unaudited
	For the Three Months Ended March 31,
	2015	2014
Operating expenses (GAAP):	$767,184	$750,304
Items excluded from adjusted cash operating expenses:
Purchase price accounting adjustments	836	945
Share-based payment expense (GAAP)	(19,417)	(18,240)
Depreciation and amortization (GAAP)	(65,027)	(68,267)
Adjusted cash operating expenses	$683,576	$664,742

ARPU - is derived from total earned subscriber revenue, advertising revenue and other subscription-related revenue, excluding revenue associated with our connected vehicle business, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. Other subscription-related revenue includes the U.S. Music Royalty Fee. ARPU is calculated as follows (in thousands, except per subscriber amounts):

	Unaudited
	For the Three Months Ended March 31,
	2015	2014
Subscriber revenue, excluding connected vehicle (GAAP)	$888,381	$832,804
Add: advertising revenue (GAAP)	26,873	22,214
Add: other subscription-related revenue (GAAP)	92,654	80,768
	$1,007,908	$935,786
Daily weighted average number of subscribers	27,406	25,602
ARPU	$12.26	$12.18

Average self-pay monthly churn - is defined as the monthly average of self-pay deactivations for the period divided by the average number of self-pay subscribers for the period.

Customer service and billing expenses, per average subscriber - is derived from total customer service and billing expenses, excluding connected vehicle customer service and billing expenses and share-based payment expense, divided by the number of months in the period, divided by the daily weighted average number of subscribers for the period. We believe the exclusion of share-based payment expense in our calculation of customer service and billing expenses, per average subscriber, is useful as share-based payment expense is not directly related to the operational conditions that give rise to variations in the components of our customer service and billing expenses. Customer service and billing expenses, per average subscriber, is calculated as follows (in thousands, except per subscriber amounts):

	Unaudited
	For the Three Months Ended March 31,
	2015	2014
Customer service and billing expenses, excluding connected vehicle (GAAP)	$84,061	$84,103
Less: share-based payment expense (GAAP)	(695)	(577)
	$83,366	$83,526
Daily weighted average number of subscribers	27,406	25,602
Customer service and billing expenses, per average subscriber	$1.01	$1.09

Free cash flow and free cash flow per diluted share - are derived from cash flow provided by operating activities, capital expenditures and restricted and other investment activity. The calculation for free cash flow and free cash flow per diluted share are as follows (in thousands, except per share data):

	Unaudited
	For the Three Months Ended March 31,
	2015	2014
Cash Flow information
Net cash provided by operating activities	$310,029	$251,390
Net cash used in investing activities	$(33,797)	$(27,457)
Net cash provided by (used in) financing activities	$58,087	$(237,567)
Free Cash Flow
Net cash provided by operating activities	$310,029	$251,390
Additions to property and equipment	(29,831)	(28,601)
Purchases of restricted and other investments	(3,966)	-
Free cash flow	$276,232	$222,789
Diluted weighted average common shares outstanding	5,639,838	6,173,848
Free cash flow per diluted share	$0.049	$0.036

New vehicle consumer conversion rate - is defined as the percentage of owners and lessees of new vehicles that receive our satellite radio service and convert to become self-paying subscribers after the initial promotion period. At the time satellite radio enabled vehicles are sold or leased, the owners or lessees generally receive trial subscriptions ranging from three to twelve months. We measure conversion rate three months after the period in which the trial service ends. The metric excludes rental and fleet vehicles.

Subscriber acquisition cost, per installation - or SAC, per installation, is derived from subscriber acquisition costs and margins from the sale of radios and accessories, excluding purchase price accounting adjustments, divided by the number of satellite radio installations in new vehicles and shipments of aftermarket radios for the period. Purchase price accounting adjustments associated with the merger of Sirius and XM include the elimination of the benefit of amortization of deferred credits on executory contracts recognized at the merger date attributable to an OEM. SAC, per installation, is calculated as follows (in thousands, except per installation amounts):

	Unaudited
	For the Three Months Ended March 31,
	2015	2014
Subscriber acquisition costs (GAAP)	$122,260	$123,022
Less: margin from direct sales of radios and accessories (GAAP)	(15,996)	(16,174)
	$106,264	$106,848
Installations	3,221	3,079
SAC, per installation	$33	$35

###

About SiriusXM

Sirius XM Holdings Inc. (NASDAQ: SIRI) is the world’s largest radio broadcaster measured by revenue and has 27.7 million subscribers. SiriusXM creates and broadcasts commercial-free music; premier sports talk and live events; comedy; news; exclusive talk and entertainment; and the most comprehensive Latin music, sports and talk programming in radio. SiriusXM is available in vehicles from every major car company in the U.S. and on smartphones and other connected devices as well as online at siriusxm.com. SiriusXM radios and accessories are available from retailers nationwide and at shop.siriusxm.com. SiriusXM also provides premium traffic, weather, data and information services for subscribers in cars, trucks, RVs, boats and aircraft through SiriusXM Traffic™, SiriusXM Travel Link, NavTraffic®, NavWeather™, SiriusXM Aviation, SiriusXM Marine™, Sirius Marine Weather, XMWX Aviation™, and XMWX Marine™. SiriusXM holds a minority interest in SiriusXM Canada which has more than 2 million subscribers. SiriusXM is also a leading provider of connected vehicles services to major automakers, giving customers access to a suite of safety, security, and convenience services including automatic crash notification, stolen vehicle recovery assistance, enhanced roadside assistance and turn-by-turn navigation.

On social media, join the SiriusXM community on Facebook, Twitter, Instagram, and YouTube.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning.  Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control.  Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements:  our competitive position versus other radio and audio service providers; our ability to attract and retain subscribers, which is uncertain; our dependence upon the auto industry; general economic conditions; changes in consumer protection laws and their enforcement; the security of the personal information about our customers; other existing or future government laws and regulations could harm our business; failure of our satellites would significantly damage our business; the interruption or failure of our information technology and communications systems; royalties we pay for music rights, which increase over time; the unfavorable outcome of pending or future litigation; our failure to realize benefits of acquisitions or other strategic initiatives; rapid technological and industry changes; failure of third parties to perform; failure to comply with FCC requirements; modifications to our business plans; our indebtedness; and our principal stockholder has significant influence over our management and over actions requiring stockholder approval and its interests may differ from interests of other holders of our common stock.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our Annual Report on Form 10-K for the year ended December 31, 2014, which is filed with the Securities and Exchange Commission (the "SEC") and available at the SEC’s Internet site (http://www.sec.gov).  The information set forth herein speaks only as of the date hereof, and we disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

E - SIRI

Contact Information for Investors and Financial Media:

Investors:

Hooper Stevens

212 901 6718

hooper.stevens@siriusxm.com

Media:

Patrick Reilly

212 901 6646

patrick.reilly@siriusxm.com